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                     [Letterhead of Deloitte & Touche LLP]

                                                                   Exhibit 23.01

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-110274 of The Hartford Financial Services Group, Inc. (the "Company") on Form S-4 of our report dated February 19, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for [a] goodwill and indefinite-lived intangible assets in 2002, [b] derivative instruments and hedging activities in 2001, and [c] the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, and to the references to us under the headings "Selected Financial Information" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Hartford, Connecticut
January 15, 2004